As filed with the Securities and Exchange Commission on June 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bill Barrett Corporation

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of registrant as specified in its charter)

Delaware	80-0000545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1099 18th Street, Suite 2300

Denver, CO 80202

303-293-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth A. Wonstolen

Senior Vice President-General Counsel

Bill Barrett Corporation

1099 18th Street, Suite 2300

Denver, CO 80202

303-293-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christine B. LaFollette

Akin Gump Strauss Hauer & Feld, LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

713-220-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Share/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)
Common Stock, par value $0.001 per share	(1)(2)
Stock Purchase Contracts	(1)
Stock Purchase Units	(1)
Preferred Stock, par value $0.001 per share	(1)(2)
Depositary Shares representing Preferred Stock	(1)(2)
Rights	(1)
Securities Warrants	(1)
Guarantees of Debt Securities	(1)(3)
Total	$500,000,000(4)	$11,620(5)(6)

(1)	Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices with an aggregate maximum offering price not to exceed $500,000,000.
(2)	Includes rights to acquire common stock or preferred stock of Bill Barrett Corporation under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(3)	Subsidiaries of Bill Barrett Corporation may be guarantors of some or all of the debt securities being registered hereunder. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no additional filing fee is required in connection with the guarantees of the debt securities being registered hereunder.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and reflects the maximum aggregate offering price of securities that may be issued. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000. The warrants covered by this registration statement may be debt warrants, preferred stock warrants, depositary share warrants or common stock warrants.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement include unsold securities previously registered on Bill Barrett Corporation’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (Registration No. 333-182413), declared effective on April 2, 2015 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of debt securities, guarantees of debt securities, common stock, stock purchase contracts, stock purchase units, preferred stock, depositary shares representing preferred stock and securities warrants with an aggregate offering price not to exceed $400,000,000, of which all $400,000,000 of such securities (the “Unsold Securities”) remain unsold as of the filing date of this registration statement and are being included in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $46,480 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to such securities registered in this registration statement. There are also being registered on this registration statement new securities with an aggregate offering price of $100,000,000 (the “New Securities”). To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any Unsold Securities are sold pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(6)	The filing fee of $46,480 relating to the Unsold Securities under the Prior Registration Statement was previously paid. A filing fee of $11,620 with respect to the New Securities is being paid in connection with the filing of this registration statement. See footnote (5) above.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Circle B Land Company LLC	Colorado	20-3821675
Aurora Gathering, LLC	Texas	81-0673136

(1)	The address, including zip code, and telephone number, including area code, for each co-registrant is 1099 18th Street, Suite 2300, Denver, Colorado 80202, 303-293-9100.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2015.

PROSPECTUS

$500,000,000

Common Stock Stock Purchase Units Debt Securities	Preferred Stock Stock Purchase Contracts Rights	Depositary Shares Securities Warrants Guarantees of Debt Securities

We may offer and sell from time to time:

•	debt securities, which may be senior or subordinated;

•	shares of common stock;

•	stock purchase contracts;

•	stock purchase units;

•	shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts;

•	rights to purchase common stock or preferred stock; and

•	securities warrants to purchase debt securities, common stock, preferred stock or depositary shares.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings up to a maximum aggregate amount of $500 million. This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The debt securities, preferred stock and purchase contracts may be convertible into or exercisable for common or preferred stock or other securities. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “BBG.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer pursuant to this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In addition, we have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this registration statement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “us” or “our” are to Bill Barrett Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings (File No. 1-32367) are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. We make available free of charge through our website, http://www.billbarrettcorp.com, electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Access to those electronic filings is available as soon as reasonably practical after we file them with, or furnish them to, the SEC. We make our website content available for information purposes only. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any information so updated or superseded will not be deemed, except as so updated or superseded, to be a part of this prospectus. We incorporate by reference (excluding information deemed to have been furnished, and not filed, in accordance with SEC rules) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), before the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q filed on May 8, 2015;

•	our Current Reports on Form 8-K filed on January 30, 2015, April 9, 2015, May 12, 2015 and June 10, 2015; and

•	the description of our common stock contained in our Form 8-A registration statement filed on December 2, 2004, as amended on December 20, 2004.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing us at the following address or telephoning us at the following number:

Bill Barrett Corporation

Attention: Corporate Secretary

1099 18th Street, Suite 2300

Denver, Colorado 80202

303-293-9100

ABOUT OUR COMPANY

Bill Barrett Corporation together with its wholly-owned subsidiaries, which may be guarantors of the debt securities described in this prospectus, develops, acquires and explores for oil and natural gas resources. All of the Company’s assets and operations are located in the Rocky Mountain region of the United States. For additional information about our business, operations and financial results, please read the documents listed above under the heading “Where You Can Find More Information.”

We are a Delaware corporation formed in January 2002. Our principal executive offices are located at 1099 18th Street, Suite 2300, Denver, Colorado 80202, and our telephone number at that address is 303-293-9100.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before deciding to invest in our securities. The risks described are not the only risks facing our Company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information incorporated into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following risks and uncertainties:

•	potential failure to achieve expected production from existing and future exploration or development projects or acquisitions;

•	volatility of market prices received for oil, natural gas and natural gas liquids;

•	derivative and hedging activities;

•	legislative, judicial or regulatory changes including initiatives related to drilling and completion techniques such as hydraulic fracturing;

•	risks associated with operating in the Rocky Mountain region;

•	our compliance with environmental and other regulations;

•	economic and competitive conditions;

•	the occurrence of property divestitures or acquisitions;

•	costs and availability of third party facilities for gathering, processing, refining and transportation;

•	future processing volumes and pipeline throughput;

•	the impact of health and safety issues on our operations;

•	operational risks, including industrial accidents and natural disasters;

•	reductions in the borrowing base under our revolving credit facility;

•	debt and equity capital market conditions;

•	our ability to successfully receive drilling and other permits, regulatory approvals and required surface access and rights of way;

•	higher than expected costs and expenses including production, drilling and well equipment costs;

•	declines in the values of our oil and natural gas properties resulting in impairments;

•	changes in estimates of our proved reserves;

•	the potential for production decline rates from our wells to be greater than we expect;

•	our ability to replace natural production declines with acquisitions, new drilling or recompletion activities;

•	exploration risks such as the drilling of unsuccessful wells;

•	capital expenditures and other contractual obligations;

•	liabilities resulting from litigation concerning alleged damages related to environmental issues, pollution, contamination, personal injury, royalties, marketing, title to properties, validity of leases or other matters that may not be covered by an effective indemnity or insurance;

•	changes in tax laws and statutory tax rates; and

•	other uncertainties, as well as those factors discussed in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014 under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

All statements other than statements of historical fact included in or incorporated into this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “expect”, “seek”, “believe”, “upside”, “will”, “may”, “expect”, “anticipate”, “plan”, “will be dependent on”, “project”, “potential”, “intend”, “could”, “should”, “estimate”, “predict”, “pursue”, “target”, “objective”, or the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements included or incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to many factors including those listed above and in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers should not place undue reliance on these forward-looking statements, which reflect management’s views only as of the date these statements are made. Other than as required under applicable securities laws, we do not intend to, and do not undertake any obligation to, publicly update or revise any forward-looking statements as a result of changes in internal estimates or expectations, new information, subsequent events or circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

Except as may be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of determining the ratio of earnings to fixed charges, (i) earnings are defined as income (loss) before income taxes plus interest expense and amortization of debt related costs and (ii) fixed charges are defined as interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2015		2014	2013		2012	2011	2010
Ratio of earnings to fixed charges	—	(1)	1.5	—	(2)	1.0	1.7	3.5

(1)	Due to our net loss for the quarter ended March 31, 2015, the coverage ratio was less than 1:1. To achieve a coverage ratio of 1:1, we would have needed additional earnings of approximately $18.6 million for the quarter ended March 31, 2015.
(2)	Due to our net loss for the year ended December 31, 2013, the coverage ratio was less than 1:1. To achieve a coverage ratio of 1:1, we would have needed additional earnings of approximately $311.1 million for the year ended December 31, 2013.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. The debt securities may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of the subsidiaries of Bill Barrett Corporation identified herein (each, a “guarantor”). If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

This section and your prospectus supplement summarize certain general terms and provisions of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

This summary is subject to, and are qualified in its entirety by reference to, all of the provisions of the applicable indenture, as supplemented from time to time, your debt security, and to the Trust Indenture Act of 1939, as amended. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part; however, the indentures may be amended in the future. See “Where You Can Find More Information” above for information on how to obtain copies of them.

Indentures

The senior debt securities and subordinated debt securities are each governed by a document each called an indenture. Each indenture is a contract between us, any of our subsidiary guarantors, and the indenture trustee, which is currently Deutsche Bank Trust Company Americas. We may issue senior debt securities offered by this prospectus under our existing indentures, if the applicable existing indenture is still in existence on the date of issue of senior debt. We have two existing indentures. The first existing indenture is dated as of March 12, 2008, as supplemented as of March 12, 2008, July 8, 2009 and August 3, 2011, and is among us, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. The second existing indenture is dated as of July 8, 2009, as supplemented as of July 8, 2009, August 3, 2011, September 27, 2011 and March 12, 2012, and is among us, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default” and as set forth in each specific indenture.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a “debt security” or a “series of debt securities,” we mean, respectively, a debt security or a series of debt securities issued under a particular indenture. When we refer to “your debt security,” we mean a debt security you purchase. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Unless otherwise specified in a prospectus supplement, the indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount may be described in an applicable prospectus supplement.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by the laws of the State of New York except to the extent that the Trust Indenture Act of 1939 is applicable.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, a series of debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any series of debt securities and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series of debt securities to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series of debt securities to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, unless otherwise specified in the supplemental indenture establishing a series of debt securities, we may not take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership, limited liability company or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series of debt securities. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series of debt securities or any event that would be an event of default with respect to that series of debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series will be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Events of Default

Unless the securities resolution or supplemental indenture establishing the series of debt securities otherwise provides (in which event the prospectus supplement will so state), an “event of default” with respect to a series of debt securities will occur if:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

Modifications and Waivers

In general, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

•	a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Without the consent of any holder of debt security, the indentures or the debt securities may be amended to provide for assumption of our obligations to holders of debt securities in the event of a merger or consolidation requiring such assumption; to cure any ambiguity, omission, defect or inconsistency; to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities; to create a series and establish its terms; to provide for assumption of our obligations to holders of debt securities in the event of a merger or consolidation requiring such assumption; to make any change that does not adversely affect the rights of any holders of debt security; to add to our covenants; or to make any other change to the indentures so long as no debt securities are outstanding.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or both of our subsidiaries: Circle B Land Company LLC and Aurora Gathering, LLC. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed above under “—General.” As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries identified herein, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries identified herein, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security. The trustee under our existing indentures is an affiliate of one of a number of banks with which we maintain ordinary banking relationships.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us a default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock of $.001 par value, and 75,000,000 shares of preferred stock, par value $.001 per share. As of June 24, 2015, there were 49,955,026 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following summary of certain provisions of our capital stock does not purport to be complete and is not intended to give full effect to provisions of statutory or common law. The summary is subject to and is qualified in its entirety by reference to all the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Common Stock

Each share of common stock is entitled to one vote on all matters presented to the holders of common stock. Cumulative voting is not allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of any preferred stock outstanding. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Our board of directors is authorized to issue additional shares of common stock within the limits authorized by our amended and restated certificate of incorporation and without stockholder action.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BBG.”

Preferred Stock

The preferred stock may carry such relative rights, preferences and designations as may be determined by our board of directors in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock could be issued from time to time by the board of directors in its sole discretion (without further approval or authorization by the stockholders), in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by the board of directors. The relative rights and preferences that may be determined by the board of directors in its discretion from time to time, include but are not limited to the following:

•	the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

•	whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

•	the amount payable with respect to such series in the event of voluntary or involuntary liquidation; the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation; and the sinking fund provisions, if any, for the redemption or purchase of the shares of that series; and

•	the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders.

As a result, the Company may issue shares of preferred stock that have dividend, voting and other rights superior to those of the common stock, or that convert into shares of common stock, without the approval of the holders of common stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

Anti-Takeover Effects of Delaware Law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

General

Our amended and restated certificate of incorporation and amended and restated bylaws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the Delaware General Corporation Law (“DGCL”), if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. Provisions of the DGCL and of our amended and restated certificate of incorporation and amended and restated bylaws could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold. However, we no longer have a classified board of directors.

Filling Board of Directors Vacancies; Removal

Our amended and restated bylaws provide that newly created directorships resulting from any increase in the authorized number of directors and vacancies may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum.

Our directors may be removed, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter is given in the notice calling such meeting.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by the board of directors.

Call of Special Meetings

Our amended and restated bylaws provide that special meetings of our stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by the board and not the stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices no later than the 60th day or earlier than the 90th day before the first anniversary of the preceding year’s annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the 90th day before the annual meeting or the tenth day following the day on which the date of the annual meeting is publicly announced. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Authorized but Unissued Shares

Our amended and restated certificate of incorporation provides that the authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, this section prevents certain Delaware corporations under certain circumstances from engaging in a “business combination” with an “interested stockholder” (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A “business combination” includes a merger or sale of 10% or more of our assets. However, the above provisions of Section 203 do not apply if (1) our board approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.” This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K.

A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

•	the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such securities warrants;

•	the amount of securities warrants outstanding as of the most recent practicable date; and

•	any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.

Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.

Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock or depositary shares, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities offered hereby at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities that are registered hereunder, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

An accompanying prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents, directly to one or more purchasers or through any other method permitted by law. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock will be listed on the NYSE or another national stock exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Akin Gump Strauss Hauer & Feld, LLP. The validity of certain of the offered securities and other matters arising under Colorado law will be passed on for us by Kenneth A. Wonstolen, our Senior Vice President—General Counsel. Mr. Wonstolen beneficially owns 13,630 shares of our common stock as of June 24, 2015. Additional legal matters may be passed on for us, or for any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Certain information regarding our estimates of the oil and gas reserves associated with our oil and gas prospects incorporated by reference in this prospectus is reviewed by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. The description of the review of such estimates is incorporated by reference into this prospectus upon the authority of said firm as an expert in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by Bill Barrett Corporation (the “Company”). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$11,620
Accounting fees and expenses	*
Legal fees and expenses	*
Blue Sky fees and expenses (including legal fees)	*
Printing expenses	*
Trustee, Transfer Agent and Registrar fees and expenses	*
Engineering fees	*
Rating agency fees	*
Miscellaneous expenses	*
Total	$11,620

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Bill Barrett Corporation

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation contains a provision eliminating directors’ liability pursuant to Section 102(b)(7) and providing that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be further eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Company’s amended and restated bylaws provide that the Company will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us. In addition, the Company’s amended and restated bylaws also provide that:

•	the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•	the Company may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its amended and restated certificate of incorporation, its amended and restated bylaws or agreements to which it is a party;

•	the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to limited exceptions; and

•	the Company is required to pay within 60 days reasonable amounts related to a settlement or judgment, subject to limited exceptions.

The Company has also entered into indemnification agreements with its current directors and officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. In addition, the Company currently has liability insurance policies in place for its directors and officers.

Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of the Company’s officers and directors, including indemnification against liabilities under the Securities Act.

Aurora Gathering, LLC

Aurora Gathering, LLC (“Aurora Gathering”) is organized under the laws of the State of Texas. Section 101.402 of the Texas Business Organizations Code (the “TBOC”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 8.101 of the TBOC provides generally that a person sued as a manager, officer, employee or agent of a limited liability company, or while serving at the request of the limited liability company as a manager, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the limited liability company against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the limited liability company, that his conduct was in the limited liability company’s best interests, and in all other cases, that his conduct was at least not opposed to the limited liability company’s best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the limited liability company or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the limited liability company, for breach of the duty of loyalty, or for an act of omission not committed in good faith that constitutes a breach of a duty owed to the limited liability company. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 7.001 of the TBOC provides that a limited liability company’s certificate of formation or company agreement may limit or eliminate a manager’s liability for monetary damages to the limited liability company or its members for an act or omission in the manager’s capacity as a manager, except that no limitation or elimination of liability is permitted to the extent the manager is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty to the limited liability company or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the manager, or an act or omission for which liability is expressly provided by an applicable statute.

The second amended and restated operating agreement of Aurora Gathering provides for the indemnification of its members, managers, officers, agents and employees against (and the advancement of expenses relating to) any and all losses, claims, demands, costs, damages, liabilities, joint or several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by such person or entity in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person or entity may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that such person or entity is or was a member, manager, officer, agent or employee of Aurora Gathering or was performing services on behalf of Aurora Gathering, if such person acted in good faith and in a manner that such person believed was in, or not opposed to, the best interests of the Aurora Gathering, and with respect to any criminal matter had no reasonable cause to believe the conduct was unlawful.

Circle B Land Company LLC

Circle B Land Company LLC (“Circle B”) is organized under the laws of the State of Colorado. Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a person or manager for liabilities incurred by the person, in the ordinary course of business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The operating agreement of Circle B provides that it may indemnify the Company or any other person or entity, and that it shall indemnify the Company for all costs, losses, liabilities and damages paid or accrued by the Company in connection with the business of Circle B to the fullest extent provided or allowed by the law. In addition, the operating agreement provides that Circle B may (i) advance costs of participation in any proceeding to the Company and (ii) with the consent of the Company, indemnify all other employees and agents of Circle B for all costs, losses, liabilities and damages paid or accrued by the agent or employee in connection with the business of Circle B or because such person or entity is an agent or employee, to the fullest extent provided or allowed by law.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibits

1.1	Equity Distribution Agreement, dated June 10, 2015, by and between Bill Barrett Corporation and Goldman, Sachs & Co. (Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2015, File No. 001-32367.)

1.2**	Form of Underwriting Agreement.

1.3**	Form of Agency Agreement.

1.4**	Form of Distribution Agreement.

4.1	Amended and Restated Certificate of Incorporation of Bill Barrett Corporation. (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the SEC on April 4, 2012, File No. 001-32367.)

4.2	Amended and Restated Bylaws of Bill Barrett Corporation. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2012, File No. 001-32367.)

4.3	Specimen Certificate of Common Stock. (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 20, 2004, File No. 001-32367.)

4.4	Registration Rights Agreement, dated March 28, 2002, among Bill Barrett Corporation and the investors named therein. (Incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 31, 2004, File No. 333-114554.)

4.5	Stockholders’ Agreement, dated March 28, 2002 and as amended to date, among Bill Barrett Corporation and the investors named therein. (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 31, 2004, File No. 333-114554.)

4.6	Indenture, dated July 8, 2009, between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009, File No. 001-32367.)

4.7	Third Supplemental Indenture, dated September 27, 2011, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee (including form of 7.625% Senior Notes due 2019). (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011, File No. 001-32367.)

4.8	Fourth Supplemental Indenture, dated March 12, 2012, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee (including form of 7.0% Senior Notes due 2022). (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2012, File No. 001-32367.)

4.9	Indenture, dated March 12, 2008, between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2008, File No. 001-32367.)

4.10	First Supplemental Indenture, dated March 12, 2008, by and between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee (including form of 5% Convertible Senior Notes due 2028). (Incorporated by reference to Exhibit 4.2 the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2008, File No. 001-32367.)

Exhibit Number	Description of Exhibits

4.11	Second Supplemental Indenture, dated July 8, 2009, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Bill Barrett CBM LLC, Circle B Land Company LLC and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009, File No. 001-32367.)

4.12	Third Supplemental Indenture, dated as of August 3, 2011, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2012, File No. 001-32367.)

4.13	Form of Indenture with respect to Subordinated Debt Securities. (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed with the SEC on April 24, 2009, File No. 333-158778.)

4.14**	Form of Designating Amendment for Preferred Stock.

4.15**	Form of Preferred Stock Certificate.

4.16**	Form of Deposit Agreement.

4.17**	Form of Depositary Receipt Certificate.

4.18**	Form of Warrant Agreement between the Company and the Warrant Agent.

4.19**	Form of Warrant Certificate.

4.20**	Form of Rights Agreement, including form of Rights Certificate.

4.21**	Form of Stock Purchase Contract.

4.22**	Form of Unit Agreement.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld, LLP, regarding legality of securities being registered.

5.2*	Opinion of Kenneth A. Wonstolen, regarding legality of securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.3*	Consent of Akin Gump Strauss Hauer & Feld, LLP (contained in Exhibit 5.1).

23.4*	Consent of Kenneth A. Wonstolen (contained in Exhibit 5.2).

24.1*	Powers of Attorney (included on the signature pages to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Senior Debt Securities.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Subordinated Debt Securities.

*	Filed herewith.
**	To be filed by amendment or an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 25, 2015.

BILL BARRETT CORPORATION

By:	/s/ R. SCOT WOODALL
R. Scot Woodall, Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints R. Scot Woodall, Robert W. Howard and Kenneth A. Wonstolen, and each of them, any of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 25, 2015.

Signature	Title

/s/ R. SCOT WOODALL R. Scot Woodall	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ ROBERT W. HOWARD Robert W. Howard	Chief Financial Officer (Principal Financial Officer)

/s/ DAVID R. MACOSKO David R. Macosko	Senior Vice President—Accounting (Principal Accounting Officer)

/s/ CARIN M. BARTH Carin M. Barth	Director

/s/ WILLIAM F. OWENS William F. Owens	Director

/s/ KEVIN O. MEYERS Kevin O. Meyers	Director

Signature	Title

/s/ JIM W. MOGG Jim W. Mogg	Director

/s/ EDMUND P. SEGNER, III Edmund P. Segner, III	Director

/s/ RANDY I. STEIN Randy I. Stein	Director

/s/ MICHAEL E. WILEY Michael E. Wiley	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 25, 2015.

CIRCLE B LAND COMPANY LLC AURORA GATHERING, LLC

By:	/s/ R. SCOT WOODALL
R. Scot Woodall, Chief Executive Officer, President and Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints R. Scot Woodall, Robert W. Howard and Kenneth A. Wonstolen, and each of them, any of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 25, 2015.

Signature	Title

/s/ R. SCOT WOODALL R. Scot Woodall	Chief Executive Officer, President and Manager of Circle B Land Company LLC, and Aurora Gathering, LLC (Principal Executive Officer)

/s/ ROBERT W. HOWARD Robert W. Howard	Chief Financial Officer, Treasurer and Manager of Circle B Land Company LLC, and Aurora Gathering, LLC (Principal Financial Officer)

/s/ KENNETH A. WONSTOLEN Kenneth A. Wonstolen	Senior Vice President—General Counsel, Secretary and Manager of Circle B Land Company LLC and Aurora Gathering, LLC

/s/ DAVID R. MACOSKO David R. Macosko	Senior Vice President—Accounting of Circle B Land Company LLC, and Aurora Gathering, LLC (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Equity Distribution Agreement, dated June 10, 2015, by and between Bill Barrett Corporation and Goldman, Sachs & Co. (Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2015, File No. 001-32367.)

1.2**	Form of Underwriting Agreement.

1.3**	Form of Agency Agreement.

1.4**	Form of Distribution Agreement.

4.1	Amended and Restated Certificate of Incorporation of Bill Barrett Corporation. (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the SEC on April 4, 2012, File No. 001-32367.)

4.2	Amended and Restated Bylaws of Bill Barrett Corporation. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2012, File No. 001-32367.)

4.3	Specimen Certificate of Common Stock. (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 20, 2004, File No. 001-32367.)

4.4	Registration Rights Agreement, dated March 28, 2002, among Bill Barrett Corporation and the investors named therein. (Incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 31, 2004, File No. 333-114554.)

4.5	Stockholders’ Agreement, dated March 28, 2002 and as amended to date, among Bill Barrett Corporation and the investors named therein. (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 31, 2004, File No. 333-114554.)

4.6	Indenture, dated July 8, 2009, between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009, File No. 001-32367.)

4.7	Third Supplemental Indenture, dated September 27, 2011, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee (including form of 7.625% Senior Notes due 2019). (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011, File No. 001-32367.)

4.8	Fourth Supplemental Indenture, dated March 12, 2012, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee (including form of 7.0% Senior Notes due 2022). (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2012, File No. 001- 32367.)

4.9	Indenture, dated March 12, 2008, between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2008, File No. 001-32367.)

4.10	First Supplemental Indenture, dated March 12, 2008, by and between Bill Barrett Corporation and Deutsche Bank Trust Company Americas, as Trustee (including form of 5% Convertible Senior Notes due 2028). (Incorporated by reference to Exhibit 4.2 the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2008, File No. 001-32367.)

Exhibit Number	Description of Exhibits

4.11	Second Supplemental Indenture, dated July 8, 2009, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Bill Barrett CBM LLC, Circle B Land Company LLC and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009, File No. 001-32367.)

4.12	Third Supplemental Indenture, dated as of August 3, 2011, by Bill Barrett Corporation, Bill Barrett CBM Corporation, Circle B Land Company LLC, GB Acquisition Corporation, Elk Production Uintah, LLC, Aurora Gathering, LLC and Deutsche Bank Trust Company Americas, as Trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2012, File No. 001-32367.)

4.13	Form of Indenture with respect to Subordinated Debt Securities. (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed with the SEC on April 24, 2009, File No. 333-158778.)

4.14**	Form of Designating Amendment for Preferred Stock.

4.15**	Form of Preferred Stock Certificate.

4.16**	Form of Deposit Agreement.

4.17**	Form of Depositary Receipt Certificate.

4.18**	Form of Warrant Agreement between the Company and the Warrant Agent.

4.19**	Form of Warrant Certificate.

4.20**	Form of Rights Agreement, including form of Rights Certificate.

4.21**	Form of Stock Purchase Contract.

4.22**	Form of Unit Agreement.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld, LLP, regarding legality of securities being registered.

5.2*	Opinion of Kenneth A. Wonstolen, regarding legality of securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.3*	Consent of Akin Gump Strauss Hauer & Feld, LLP (contained in Exhibit 5.1).

23.4*	Consent of Kenneth A. Wonstolen (contained in Exhibit 5.2).

24.1*	Powers of Attorney (included on the signature pages to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Senior Debt Securities.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to Subordinated Debt Securities.

*	Filed herewith.
**	To be filed by amendment or an exhibit to a Current Report on Form 8-K.